EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MANTYLA MCREYNOLDS LLC

 178 South Rio Grande Street, Suite 200

Salt Lake City, Utah 84101

Telephone: 801.269.1818

Facsimile: 801.266.3481

The Board of Directors

Northern Oil and Gas, Inc.:

We hereby consent to the incorporation by reference in registration statements on Form S-8 (Nos. 333-148333 and 333-160602) and on Form S-3 (Nos. 333-146596, 333-158320, 333-163779, and 333-167049) of Northern Oil and Gas, Inc. our reports dated March 4, 2011, with respect to the balance sheets of Northern Oil and Gas, Inc., as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Northern Oil and Gas, Inc. We also consent to the use of our name as experts in such registration statements.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

September 16, 2011